Goldman Sachs

Project Boomerang: Analysis at Various Prices

INVESTMENT BANKING

($ in millions, except per share data)

		Current	Offer												
Tasmania Share Price		**$ 2.41**	**$ 4.00**	**$ 4.25**	**$ 4.50**	**$ 4.75**	**$ 5.00**	**$ 5.25**	**$ 5.50**	**$ 5.75**	**$ 6.00**	**$ 6.25**	**$ 6.50**	**$ 6.75**	**$ 7.00**
% Premium / (Discount)[1]	**Share Price**														
Current Share Price	$ 2.41	*0 %*	*66 %*	*76 %*	*87 %*	*97 %*	*107 %*	*118 %*	*128 %*	*139 %*	*149 %*	*159 %*	*170 %*	*180 %*	*190 %*
Last Offer Price	11.85	*(80)*	*(66)*	*(64)*	*(62)*	*(60)*	*(58)*	*(56)*	*(54)*	*(51)*	*(49)*	*(47)*	*(45)*	*(43)*	*(41)*
VWAP Since Earnings [2]	2.79	*(14)*	*43*	*52*	*61*	*70*	*79*	*88*	*97*	*106*	*115*	*124*	*133*	*142*	*151*
1M VWAP	2.67	*(10)*	*50*	*59*	*69*	*78*	*87*	*97*	*106*	*115*	*125*	*134*	*144*	*153*	*162*
3M VWAP	3.59	*(33)*	*11*	*18*	*25*	*32*	*39*	*46*	*53*	*60*	*67*	*74*	*81*	*88*	*95*
6M VWAP	3.81	*(37)*	*5*	*12*	*18*	*25*	*31*	*38*	*45*	*51*	*58*	*64*	*71*	*77*	*84*
52 Week High	8.24	*(71)*	*(51)*	*(48)*	*(45)*	*(42)*	*(39)*	*(36)*	*(33)*	*(30)*	*(27)*	*(24)*	*(21)*	*(18)*	*(15)*
52 Week Low	2.38	*1*	*68*	*79*	*89*	*100*	*110*	*121*	*131*	*142*	*152*	*163*	*173*	*184*	*194*
IPO Price	21.00	*(89)*	*(81)*	*(80)*	*(79)*	*(77)*	*(76)*	*(75)*	*(74)*	*(73)*	*(71)*	*(70)*	*(69)*	*(68)*	*(67)*
Median Target Price	3.50	*(31)*	*14*	*21*	*29*	*36*	*43*	*50*	*57*	*64*	*71*	*79*	*86*	*93*	*100*
Capitalization															
Fully Diluted Shares Outstanding		336.2	337.3	338.3	339.2	340.0	340.8	341.4	342.0	342.6	343.1	343.6	344.0	344.4	344.8
Implied Equity Value		**$ 810**	**$ 1,349**	**$ 1,438**	**$ 1,526**	**$ 1,615**	**$ 1,704**	**$ 1,793**	**$ 1,881**	**$ 1,970**	**$ 2,059**	**$ 2,147**	**$ 2,236**	**$ 2,325**	**$ 2,413**
(+) Gross Debt		293	293	293	293	293	293	293	293	293	293	293	293	293	293
(-) Cash		(100)	(100)	(100)	(100)	(100)	(100)	(100)	(100)	(100)	(100)	(100)	(100)	(100)	(100)
Implied Enterprise Value		**$ 1,003**	**$ 1,542**	**$ 1,631**	**$ 1,719**	**$ 1,808**	**$ 1,897**	**$ 1,985**	**$ 2,074**	**$ 2,163**	**$ 2,251**	**$ 2,340**	**$ 2,429**	**$ 2,518**	**$ 2,606**
EV / Adj. EBITDA	**Metric**														
2023A	$ 112	9.0 x	13.8 x	14.6 x	15.4 x	16.2 x	17.0 x	17.8 x	18.6 x	19.4 x	20.2 x	20.9 x	21.7 x	22.5 x	23.3 x
2024E	82	12.2	18.8	19.9	21.0	22.0	23.1	24.2	25.3	26.4	27.5	28.5	29.6	30.7	31.8
NTM	93	10.8	16.6	17.6	18.5	19.5	20.4	21.4	22.3	23.3	24.3	25.2	26.2	27.1	28.1
2025E	132	7.6	11.7	12.4	13.0	13.7	14.4	15.0	15.7	16.4	17.1	17.7	18.4	19.1	19.7

Prior Offers

		Premium to		
	Price	Undist-urbed	52wk High	1yr Fwd Mult.
1st Offer (Mar 2023)	$11.00	55%	(50)%	16.1x
Last Offer (Jun 2023)	$11.85	91%	(31)%	17.0x

Peer Trading

EV / Adj. EBITDA	EPAM	Globant	Endava	Global IT Services[3]
2023A	18.1 x	20.6 x	10.9 x	12.1 x
2024E	18.7	19.7	12.7	11.5
NTM	18.0	18.8	11.8	11.3
2025E	15.7	16.2	9.1	10.8

Source: FactSet, Bloomberg, Company filings; market data and estimates as of 21-Mar-2024. [1] VWAPs, 52 Week Low, 52 Week High as of 21-Mar-2024. [2] From 27-Feb-2024 [3] Global IT Services includes ACN, CAP, CTSH, CGI.